UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

AKSYS, LTD.

(Exact name of registrant as specified in its charter)

000-28290

(Commission File Number)

Delaware

36-3890205

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Marriott Drive
Lincolnshire, Illinois  60069

(Address of principal executive offices, with zip code)

(847) 229-2020

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement

On February 28, 2005, Aksys, Ltd. (“Aksys” or the “Company”) announced that Laurence Birch will become its Senior Vice President and Chief Financial Officer.

Under the terms of an employment letter between the Company and Mr. Birch, he will receive a signing bonus of $5,000, annual salary of $245,000 and will be eligible for an annual performance bonus with a target amount of 30% of base salary.  Mr. Birch will also receive options to purchase 150,000 shares of Aksys common stock, with 80,000 options vesting annually on a pro rata basis over a four year period and the remainder vesting upon Aksys’ attainment of specified performance goals.  In addition, all of the options will vest upon a change in control of Aksys.  In the event that Mr. Birch’s employment is terminated without cause, he is entitled to receive severance pay equal to twelve months salary paid over a twelve month period.  In the event that Mr. Birch’s position is eliminated in connection with a change in control of Aksys, he is entitled to receive a lump sum payment equal to twelve months salary.  While Mr. Birch is employed by Aksys and for one year thereafter, he is prohibited from competing with the Company and soliciting its employees, customers, suppliers or other business relations.

Under the terms of the letter, Mr. Birch is an at-will employee and the employment relationship may be terminated by either party at any time.

The above summary of the employment letter is qualified in its entirety by reference to Exhibit 99.2 attached hereto.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 On February 28, 2005, Aksys announced the retirement of Lawrence D. Damron as Chief Financial Officer, effective March 17, 2005.  Mr. Damron will continue to serve as a Senior Vice President of the Company until May 1, 2005 in order to assist in the transition of his duties as Chief Financial Officer to Laurence Birch, the Company’s new Chief Financial Officer, and is expected to serve in a consulting capacity for the next twelve months on terms to be determined.  Mr. Damron will also continue to serve as a member of the Company’s board of directors.  Mr. Damron serves as a Class I member of the board of directors, whose current term will expire at the 2006 annual meeting.

(b)                                 On February 28, 2005, Aksys announced the appointment of Laurence Birch, age 45, as Senior Vice President and Chief Financial Officer.  Mr. Birch assumed his duties as Senior Vice President on February 28, 2005 and will assume the duties of Chief Financial Officer on March 17, 2005.  Prior to joining Aksys, Mr. Birch served as chief financial officer of Gateway Homecare, Inc. (1999 to 2000), chief financial officer of Brigade, Inc. (2000), senior vice president and chief financial officer of Technology Solutions, Inc. (2000 to 2002), chief financial officer of Fieldglass, Inc. (2001 to 2002) and executive vice president and chief financial officer of Seraut, Inc. (2002 to 2003).  From 2003 to 2005, Mr. Birch served as managing director of Stratego Partners.  Aksys has entered into an employment letter with Mr. Birch that is described in item 1.01 of this report and is attached hereto as exhibit 99.2.  Mr. Birch does not have any family relationship with any executive officer, director or person selected to become an officer or director of Aksys.  Neither Mr. Birch, nor any member of his immediate family, is a party to any transactions or proposed transactions with Aksys.

Item 9.01.  Financial Statement and Exhibits.

(c)

Exhibit No.	Document

99.1	Press release dated February 28, 2005.
99.2	Employment letter between Laurence Birch and Aksys, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2005

AKSYS, LTD.

/s/ Lawrence D. Damron
By: Lawrence D. Damron
Its: Senior Vice President and Chief Financial Officer